UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 6, 2014, CPI Aerostructures, Inc. (the “Registrant”) issued a press release announcing its financial results for the quarter and year ended December 31, 2013. The press release is included as Exhibit 99.1 hereto.

The information furnished under this Item 2.02, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Registrant, except as shall be expressly set forth by specific reference in such document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Edward J. Fred as Chief Executive Officer, President and Director

On March 5, 2014, Edward J. Fred resigned his position as Chief Executive Officer, President and a director of the Registrant. His resignation was not the result of any disagreements with the Registrant on any matters relating to the Registrant’s operations, policies or practices. Mr. Fred will remain with the Company in an advisory capacity until May 16, 2014, and for 18 months thereafter, will be retained by the Company as a consultant.

In connection with his resignation, the Registrant entered into a separation agreement (“Separation Agreement”) with Mr. Fred, which terminates his previous employment agreement, dated December 16, 2009 (as amended), with the Company, except for certain confidentiality and non-competition provisions. Pursuant to the Separation Agreement until May 16, 2014 (“Separation Date”), Mr. Fred will receive his salary and benefits in effect immediately preceding his resignation. The Company will also pay him the performance bonus he earned for the fiscal year ended December 31, 2013 in accordance with his previous employment agreement. After the Separation Date and in consideration of Mr. Fred signing a release of claims, Mr. Fred will receive separation benefits consisting of a cash payment of $100,000 and for up to 18 months, payment of his medical and dental premiums for continued coverage on the Registrant’s plans as permitted under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

Concurrently with the Separation Agreement, the Registrant entered into an Independent Consulting Agreement (“Consulting Agreement”) with Mr. Fred, the term of such agreement to commence following the Separation Date and continue for a period of 18 months. Pursuant to the Consulting Agreement, Mr. Fred will provide continuing advice and assistance in connection with the Registrant’s business, customers and operations. As compensation, Mr. Fred will be paid at a monthly rate of $20,000. The Consulting Agreement incorporates certain of the restrictive covenants contained in the Separation Agreement.

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Appointment of Douglas McCrosson as Chief Executive Officer, President and Director

On the same date, Douglas McCrosson was appointed to replace Mr. Fred as Chief Executive Officer and President of the Registrant.

Mr. McCrosson, 51, has been employed by the Registrant since May 2003, serving in senior leadership positions within business development and operations including, since January 2010, as Chief Operating Officer. Prior to his appointment as Chief Operating Officer, Mr. McCrosson served as the Registrant’s vice president of operations from February 2007 to December 2008 and as the Registrant’s senior vice president of operations from December 2008 to December 2009. He has approximately 30 years of aerospace experience having started his professional career as a mechanical engineer at Grumman Corporation, now Northrop Grumman Corporation. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from Polytechnic University.

In connection with his appointment as Chief Executive Officer and President, the Registrant entered into a new employment agreement, dated March 5, 2014 (the “Employment Agreement”), with Mr. McCrosson, which replaces his previous employment agreement with the Registrant. Pursuant to the Employment Agreement, Mr. McCrosson will be employed as the Registrant’s Chief Executive Officer and President until December 31, 2016 (“Term”). He will receive an annual base salary of $325,000 from March 5, 2014 until December 31, 2014. For each of fiscal year 2015 and 2016, Mr. McCrosson’s annual base salary will be at least equal to his base salary for the prior fiscal year, subject to a merit increase of up to five percent (5%) to be determined in the sole discretion of the Registrant’s Compensation Committee on the basis of Mr. McCrosson’s attainment of individual performance goals set by the Compensation Committee. Mr. McCrosson is also eligible to receive an annual performance-based bonus. Mr. McCrosson’s target annual performance-based bonus is 60% of his base salary for each year, which bonus amount is adjusted up or down depending upon the Registrant’s revenues and earnings before interest, taxes depreciation and amortization (“EBITDA”). Twenty-five percent of the bonus amount is determined by revenues and 75% by EBITDA. The Employment Agreement also provides that Mr. McCrosson will not compete with the Registrant during the employment term and for a period of two (2) years from the date of his termination.

Pursuant to the Employment Agreement, if Mr. McCrosson’s employment is terminated by the Registrant without “Cause” or by Mr. McCrosson with “Good Reason” (as such terms are defined in the Employment Agreement), then the Registrant will pay Mr. McCrosson (i) his base salary from the date of termination through the end of the Term; (ii) all earned and previously approved but unpaid bonuses; (iii) for up to six (6) months, his medical and dental premiums for continued coverage on the Registrant’s plans as permitted under COBRA; (iv) all valid expense reimbursements; and (v) all accrued but unused paid time off. However, if a “Change in Control” of the Registrant (as defined in the Employment Agreement) occurs prior to a termination of Mr. McCrosson’s employment and Mr. McCrosson’s employment is terminated by the Company without “Cause” or by Mr. McCrosson with “Good Reason” within 18 months of such Change in Control, then at the option of Mr. McCrosson, in lieu of the above compensation and benefits, the Registrant shall pay Mr. McCrosson an amount equal to two (2) times the lesser of (a) the total compensation (including salary and bonus) earned by Mr. McCrosson during the last full calendar year of his employment, or (b) the average of Mr. McCrosson’s total compensation (including salary and bonus) for the five (5) calendar years ending before the change of control. Such payment would be made in two installments in accordance with the terms of the Employment Agreement.

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The Board also appointed Mr. McCrosson to fill the vacancy on the Board of Directors caused by Mr. Fred’s resignation.

On March 6, 2014, the Registrant issued a press release announcing Mr. McCrosson’s appointment as Chief Executive Officer and Mr. Fred’s resignation, which is included as Exhibit 99.2 hereto.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release dated March 6, 2014, reporting the Registrant’s financial results for its year ended December 31, 2013.

99.2	Press Release dated March 6, 2014, announcing appointment of Douglas McCrosson and resignation of Edward J. Fred.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2014	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

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